As filed with the Securities and Exchange Commission on May 16, 2025

Registration No. 333‑

________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
    Washington, D.C. 20549

________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________________________

Weave Communications, Inc.
(Exact name of registrant as specified in its charter)

__________________________________________

Delaware	26-3302902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1331 West Powell Way
Lehi, Utah 84043
(385) 331-4164

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Erin Goodsell, Esq.
Chief Legal Officer and Corporate Secretary
1331 West Powell Way
Lehi, Utah 84043
(385) 331-4164

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Scott M. Iyama, Esq. William L. Hughes, Esq. Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 (415) 773-5700

From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Weave Communications, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may, from time to time, offer and sell our common stock, preferred stock or debt securities, either separately or represented by warrants or rights, as well as units that include any of these securities or securities of other entities. The debt securities may consist of debentures, notes or other types of debt. The preferred stock, debt securities, warrants and rights may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.

In addition, from time to time, the selling securityholders to be named in a prospectus supplement may use this prospectus to offer our securities. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “WEAV”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.

We or any selling securityholders may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2025.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

    i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we or any selling securityholders may offer. Each time we or any selling securityholders sell a type or series of securities under this prospectus, we or the selling securityholders, as the case may be, will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Weave”, “we”, “us”, “our”, the “company” or similar references refer to Weave Communications, Inc. and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, debt securities, warrants, rights, units or any combination of the foregoing securities.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WEAVE COMMUNICATIONS, INC.

Weave is a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses. From the first phone call to the final invoice and every touchpoint in between, Weave connects the entire patient journey. Weave’s software solutions transform how healthcare practices attract, communicate with, and engage patients and clients to grow their business. Weave seamlessly integrates billing and payment requests into communication workflows, streamlining payment timelines, reducing accounts receivable, and supporting practice profitability.

We have democratized powerful communication and engagement capabilities previously only available to enterprises, made them intuitive and easy to use and put them in one solution. Our verticalized software platform streamlines the day-to-day operations of running a small and medium-sized business (“SMB”) healthcare practice. Instead of a fragmented set of tools, Weave offers an AI-powered solution that spans all forms of communication and engagement including physical and softphones, messaging, email marketing, insurance verification, online appointment scheduling, reviews, payments, digital forms, and more. Through authorized and supported integrations with leading practice management systems (“PMS”), we automate and personalize patient communications while embedding FinTech solutions—such as text-to-pay, online bill pay, and payment plans—directly into communication workflows. By streamlining payment processes, Weave accelerates collections, reduces write-offs, and improves practice profitability.

We were organized in Delaware in September 2008 as Recall Solutions, LLC. We converted into a Delaware corporation in October 2015 under the name Weave Communications, Inc. Our principal executive offices are located at 1331 W Powell Way, Lehi, Utah 84043 and our telephone number is (385) 331-4164.  Our corporate website address is https://www.getweave.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website to be part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein or therein, including those described in the “Risk Factors” section incorporated by reference herein. Moreover, we operate in a highly competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. General corporate purposes may include, but are not limited to, additions to working capital, capital expenditures, stock repurchases, repayment or refinancing of indebtedness, and acquisitions of, or investment in, complementary businesses, technologies, or other assets.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF SECURITIES

We will set forth in the applicable accompanying prospectus supplement a description of the common stock, preferred stock debt securities, warrants, rights or units that may be offered and sold under this prospectus.

Any debt securities offered under this prospectus will be governed by a debt indenture. The form of indenture has been filed as an exhibit hereto.

SELLING SECURITYHOLDERS

In addition to covering the offering of the securities described in this prospectus by us, this prospectus covers the offering of securities by selling securityholders. Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a free writing prospectus, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act of 1934, as amended (“Exchange Act”), which are incorporated by reference.

PLAN OF DISTRIBUTION

We and any selling securityholder, as applicable, may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•to or through underwriters or dealers;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions other than on these exchanges or systems or in the over-the-counter market;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•directly to purchasers;
•broker-dealers may agree with a selling securityholder to sell a specified number of securities at a stipulated price per security;
•a combination of any of these methods of sale; and
•any other method permitted pursuant to applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Weave Communications, Inc. for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on the “Investor Relations” page of our website our website at https://investors.getweave.com/. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until the termination of the registration statement of which this prospectus is a part:

•Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 13, 2025;

•Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, filed on May 9, 2025;

•Our Current Reports on Form 8-K filed with the SEC on February 20, 2025 (except for the information furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and the furnished exhibit relating to that information), May 5, 2025 (relating to the proposed issuance of common stock, except for the information furnished pursuant to Item 7.01 of Form 8-K and the furnished exhibit relating to that information), and May 5, 2025 (relating to the retirement, and transition of duties, of a named executive officer) ; and

•The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on November 2, 2021, as updated by the description of our capital stock included in Exhibit 4.3 of our Annual Report on Form 10-K filed with the SEC on March 23, 2022, and any other amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Weave Communications, Inc.
1331 West Powell Way
Lehi, Utah 84043
Telephone:
(385) 331-4164

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities registered hereby.

Amount to be Paid
SEC registration fee	$	*
FINRA filing fee		**
Accounting fees and expenses		**
Legal fees and expenses (including Blue Sky fees)		**
Transfer agent, trustee and warrant agent fees and expenses		**
Printing expenses		**
Miscellaneous		**
Total	$	**

*     In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered.
**    These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act and incorporated herein by reference.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s amended and restated certificate of incorporation (the “Restated Charter”) and amended and restated bylaws (the “Restated Bylaws”) provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Restated Charter provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Restated Charter and Restated Bylaws provide that the registrant will indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

The registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the registrant to indemnify these individuals against liabilities that may arise by reason of their service to the registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The registrant also intends to enter into indemnification agreements with the registrant’s future directors and executive officers.

Item 16.	Exhibits.

Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 18, 2021)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 18, 2021)
4.3
Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 13, 2024)

4.3
Form of Registrant’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Amendment to the Registration Statement on Form S-1, filed with the Commission on November 2, 2021)

4.4	Third Amended and Restated Investor Rights Agreement, dated as of October 18, 2019, by and among the Registrant and certain investors of the Registrant
4.5*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate
4.6*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder
4.7*	Form of rights agreement with respect to any right issued hereunder
4.8*	Form of any unit agreement with respect to any unit issued hereunder
4.9	Form of debt indenture
4.10*	Form of debt security
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture
107.1	Filing Fee Table

*	To be filed, if necessary, subsequent to the effectiveness of this registration by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**	To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, State of Utah, on May 16, 2025.

WEAVE COMMUNICATIONS, INC.

By:	/s/ Jason Christiansen
Jason Christiansen
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brett White, Jason Christiansen and Erin Goodsell and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brett White	Chief Executive Officer and Director	May 16, 2025
Brett White	(Principal Executive Officer)

/s/ Jason Christiansen	Chief Financial Officer	May 16, 2025
Jason Christiansen	(Principal Financial Officer and Accounting Officer)

/s/ Stuart C. Harvey Jr.	Director and Chairperson of the Board of Directors	May 16, 2025
Stuart C. Harvey Jr.

/s/ Blake G Modersitzki	Director	May 16, 2025
Blake G Modersitzki

/s/ Tyler Newton	Director	May 16, 2025
Tyler Newton

/s/ George P. Scanlon	Director	May 16, 2025
George P. Scanlon

/s/ David Silverman	Director	May 16, 2025
David Silverman

/s/ Debora Tomlin	Director	May 16, 2025
Debora Tomlin